Q1 2023
Shareholder
Letter

Letter to Shareholders: Q1 2023
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Key quarterly metrics:
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Letter to Shareholders: Q1 2023
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Dear Root Shareholders:
In Q1 2023, we continued to drive the company toward profitability while accelerating new writings:

•Recognized a 69% gross accident period loss ratio, a 13 point improvement year-over-year. This was driven by our ability to rapidly detect and respond to changes in the inflationary environment and improve segmentation via our technology.
•Grew total new writings 25% over Q4 2022.
•Improved our net loss 47% or $37 million, operating loss 59% or $42 million, and adjusted EBITDA 78% or $41 million compared with Q1 2022.
•Furthered our embedded offering by finalizing a third partnership agreement to create another unique acquisition channel that is highly scalable.

The work we did in 2022 built a foundation to uniquely position Root to profitably scale new writings. We expect continued improvements in our operating loss throughout 2023 and believe the actions we are taking in pricing and underwriting, as well as strategically deploying marketing dollars, scaling our embedded partnerships, and reducing expenses will drive the Company to profitability with the capital we have.

Q1 2023 highlights:
All figures are compared to Q1 2022 unless otherwise stated.

•Gross premiums written decreased 28% to $135 million
•Gross premiums earned decreased 26% to $130 million
•Renewal premium % of gross premiums earned increased to 79%
•Accident period severity increased 12% and frequency decreased 7% (tenure mix adjusted bodily injury, collision and property damage)
•Gross LAE ratio increased to 11% driven by approximately one point of prior year adverse development
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Letter to Shareholders: Q1 2023
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•Gross profit increased by $18 million to $6 million
•Direct contribution increased 191% to $19 million
•Gross combined ratio improved 13 points to 123%
Growth
We believe meeting customers in the moment of need creates better customer experiences and better business results. As we continue to differentiate our embedded product and make progress on the product integration of our second embedded partner—a national digital financial services provider—we are thrilled to announce a third embedded partnership. We are in the early stages of building this embedded product, and will share more details in the quarters ahead.

Through our embedded partnerships, we are discovering ways to incorporate telematics into the customer journey. Our differentiated telematics product allows us to tailor the experience to the embedded partners, customers, and product. This ability is key to our competitive advantage in the embedded space and is something we are looking forward to launching with each of our partners.

The early progress of the embedded channel and the strong profile of the customers adds credence to our belief that Root is at the forefront of a secular shift in insurance distribution. We are excited to continue building differentiated access to customers with our three embedded partners and the potential of the platform to incorporate future partners.

Embedded as a Percentage of New Writings
60%
40%
20%
—%
14%
27%
38%
41%
33%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

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Letter to Shareholders: Q1 2023
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Our direct channel saw material growth in new writings in Q1 quarter-over-quarter. As our loss ratios and pricing continue to improve, we are able to deploy additional marketing dollars at or above our profitability targets. This is creating valuable diversification in our distribution channels and providing multiple avenues for growth. We continue to see a favorable environment driven by our superior loss ratio position and we will continue our measured approach to opening up geographies as we continue to see loss ratios trend toward our long-term lifetime target of 65%.
Pricing and Underwriting
Our accident period loss ratio trended down year-over-year as a result of our quick and decisive actions throughout 2022. In Q1 2023, we had 84% of our addressable market hit our 65% loss ratio target. The drivers behind this progress are rate increases, strengthened underwriting, and improved segmentation models. We utilize a combination of telematics data along with traditional underwriting factors to more accurately price our customers. As Root’s business continues to mature, we are constantly enriching our data sets allowing us to iterate upon our segmentation models and improve our pricing and underwriting. With our flexible data science and technology, we can immediately detect new signals in our data, retrain our loss models, and generate the required regulatory filings to change prices with minimal human intervention. This allows us to quickly improve our pricing accuracy and drive growth in the segments and geographies we believe to be most profitable.

Gross accident period loss ratio

*Renewal gross accident period loss ratio for auto only

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Letter to Shareholders: Q1 2023
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Financial
The actions we continue to take in pricing, underwriting and expense management resulted in a year-over-year improvement to net loss of $37 million or 47%, and to adjusted EBITDA of $41 million, or 78%. We ended Q1 2023 with $524 million in unencumbered capital, compared with $559 million at the end of Q4 2022.

*Reconciliation from Net Loss to Adjusted EBITDA disclosed on page 19

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Letter to Shareholders: Q1 2023
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Looking ahead
We expect to see continued contraction in top-line and policy-in-force counts through 2023 on a year-over-year basis as we continue to take rate as needed to keep up with severity and frequency loss trends. We are laying the foundation to return to profitable growth by strategically and efficiently deploying marketing dollars and scaling our embedded platform. Loss ratio remains a top priority, and while we expect seasonality to negatively influence the loss ratio in Q2 2023, we are confident we are on the path to achieving our long-term lifetime loss ratio target. By continuing to execute on our priorities, we expect improvement to our operating results through the remainder of 2023. We believe the company is on a path to capital self sufficiency.

We remain grateful to our employees, who drive Root’s mission with passion and determination every day, our customers for their trust, and our shareholders for their continued support. We are excited for the future.

Alex Timm
Co-Founder & CEO
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Letter to Shareholders: Q1 2023
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Non-GAAP financial measures
This letter and statements made during our earnings webcast may include information relating to Direct Contribution and Adjusted EBITDA, which are "non-GAAP financial measures" and are defined below. These non-GAAP financial measures have not been calculated in accordance with generally accepted accounting principles in the United States, or GAAP, and should be considered in addition to results prepared in accordance with GAAP, GAAP Gross Profit (Loss), and should not be considered as a substitute for, or superior to, GAAP results.

In addition, Direct Contribution and Adjusted EBITDA should not be construed as indicators of our operating performance, liquidity, or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (1) monitor and evaluate the performance of our business operations and financial performance, (2) facilitate internal comparisons of the historical operating performance of our business operations, (3) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels, (4) review and assess the operating performance of our management team, (5) analyze and evaluate financial and strategic planning decisions regarding future operating investments, and (6) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP financial measures,” “Reconciliation of Total Revenue to Direct Contribution” and “Reconciliation of Net Loss to Adjusted EBITDA” below and in Root’s Quarterly Report on Form 10-Q at http://ir.joinroot.com or the SEC’s website at www.sec.gov.

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Letter to Shareholders: Q1 2023
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Defined Terms
We utilize the following definitions for terms used in this letter.

Direct Contribution
We define direct contribution, a non-GAAP financial measure, as gross profit/(loss) excluding net investment income, net realized gains on investments, report costs, salaries, health benefits, bonuses, employee retirement plan related expenses and employee share-based compensation expense, overhead allocated based on headcount, licenses, net commissions, professional fees and other expenses, ceded premiums earned, ceded loss and loss adjustment expenses, or LAE, and net ceding commission and other. Net ceding commission and other is comprised of ceding commission received in connection with reinsurance ceded, partially offset by amortization of excess ceding commission, and other impacts of reinsurance ceded which are included in other insurance expense. After these adjustments, the resulting calculation is inclusive of only those gross variable costs of revenue incurred on the successful acquisition of business. We view direct contribution as an important metric because we believe it measures progress towards the profitability of our total policy portfolio prior to the impact of reinsurance.

Adjusted EBITDA
We define adjusted EBITDA, a non-GAAP financial measure, as net loss excluding interest expense, income tax expense, depreciation and amortization, share-based compensation, warrant compensation expense, restructuring charges, write-off of prepaid marketing expenses, legal fees and other items that do not reflect our ongoing operating performance. After these adjustments, the resulting calculation represents expenses directly attributable to our operating performance. We use adjusted EBITDA as an internal performance measure in the management of our operations because we believe it provides management and other users of our financial information useful insight into our results of operations and underlying business performance. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define adjusted EBITDA differently.

Unencumbered Capital
We define unencumbered capital as unrestricted cash and cash equivalents held outside of our regulated insurance entities.

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Letter to Shareholders: Q1 2023
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About Root, Inc.
Founded in 2015 and based in Columbus, Ohio, Root, Inc. (NASDAQ: ROOT) is the parent company of Root Insurance Company. Root is revolutionizing insurance through data science and technology to provide consumers a personalized, easy, and fair experience. The Root app has roughly 12 million app downloads and has collected over 20 billion miles of driving data to inform their insurance offerings.

For further information on Root, please visit root.com.

Root Insurance Company is headquartered in Columbus, Ohio, with renters insurance available in Arkansas, Georgia, Kentucky, Missouri, Nevada, New Mexico, Ohio, Tennessee, and Utah. Root is active in 34 markets for auto insurance: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, West Virginia, and Wisconsin. Business is underwritten by Root Insurance Company and/or Root Property & Casualty Insurance Company depending on the market. In Texas, we also write business as a Managing General Agent, underwritten by Redpoint County Mutual Insurance Company. Carvana Insurance built with Root is available only in the states where Root writes insurance, excluding California.
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Letter to Shareholders: Q1 2023
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Forward-looking statements
This letter contains—and statements made during the above-referenced webcast will contain— forward-looking statements relating to, among other things, the future performance of Root and its consolidated subsidiaries that are based on Root’s current expectations, forecasts, and assumptions, and involve risks and uncertainties.
These include, but are not limited to, statements regarding:

•Our expected financial results for 2023
•Our ability to retain existing customers, acquire new customers, and expand our customer reach
•Our expectations regarding our future financial performance, including total revenue, gross profit/(loss), net income/(loss), direct contribution, adjusted EBITDA, gross loss ratio, gross LAE ratio, gross expense ratio, marketing costs and costs of customer acquisition, quota share levels, and expansion of our new and renewal premium base
•Our ability to realize profits, acquire customers, retain customers, contract with additional partners to utilize the product, or achieve other benefits from our embedded insurance offering
•Our ability to expand our distribution channels through additional partnership relationships, digital media, and referrals
•Our ability to drive a significant long-term competitive advantage through our partnership with Carvana and other embedded insurance partners
•Our ability to realize expected benefits related to the partnership with Carvana
•Our ability to develop embedded products for our new embedded insurance partners
•The impact of supply chain disruptions, increasing inflation, a recession and/or disruptions to properly functioning financial and capital markets and interest rates on our business and financial condition
•Our ability to reduce operating losses and extend our capital runway
•Our goal to be licensed in all states in the United States and the timing of obtaining additional licenses and launching in new states
•The accuracy and efficiency of our telematics and behavioral data, and our ability to gather and leverage additional data
•Our ability to materially improve retention rates and our ability to realize benefits from retaining customers
•Our ability to underwrite risks accurately and charge profitable rates
•Our ability to maintain our business model and improve our capital and marketing efficiency
•Our ability to drive improved conversion and decrease the cost of customer acquisition
•Our ability to maintain and enhance our brand and reputation
•Our ability to effectively manage the growth of our business
•Our ability to raise additional capital efficiently or at all
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Letter to Shareholders: Q1 2023
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•Our ability to improve our product offerings, introduce new products and expand into additional insurance lines
•Our ability to cross sell our products and attain greater value from each customer
•Our lack of operating history and ability to attain profitability
•Our ability to compete effectively with existing competitors and new market entrants in our industry
•Future performance of the markets in which we operate
•Our ability to operate a “capital-efficient” business and obtain and maintain reinsurance contracts
•Our ability to realize economies of scale
•The impact of the COVID-19 pandemic and governmental responses thereto on our business and financial condition
•Our ability to attract, motivate and retain key personnel, or hire personnel, and to offer competitive compensation and benefits
•Our ability to deliver a vertically integrated customer experience
•Our ability to develop products that utilize our telematics to drive better customer satisfaction and retention
•Our ability to protect our intellectual property and any costs associated therewith
•Our ability to develop an autonomous claims experience
•Our ability to take rate action early and react to changing environments
•Our ability to meet risk-based capital requirements
•Our ability to realize the benefits anticipated from our Texas county mutual fronting arrangement
•Our ability to expand domestically
•Our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business
•The impact of litigation or other losses
•The effect of increasing interest rates on our available cash and our ability to maintain compliance with our credit agreement
•Our ability to maintain proper and effective internal control over financial reporting and remediate existing deficiencies
•Our ability to continue to meet the Nasdaq Stock Market, or Nasdaq, listing standards
•The growth rates of the markets in which we compete

Root’s actual results could differ materially from those predicted or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance.

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Letter to Shareholders: Q1 2023
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Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Root’s business, operating results, and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Root’s 2022 Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other filings with the SEC at http://ir.joinroot.com or the SEC’s website at www.sec.gov.

Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Root on the date hereof. We assume no obligation to update such statements.
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Letter to Shareholders: Q1 2023
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Financial statements

ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
	As of
	March 31,	December 31,
	2023	2022
	(in millions, except par value)
Assets
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost: $131.1 and $134.2 at March 31, 2023 and December 31, 2022, respectively)	$126.4	$128.4
Short-term investments (amortized cost: $0.1 and $0.4 at March 31, 2023 and December 31, 2022, respectively)	0.1	0.4
Other investments	4.4	4.4
Total investments	130.9	133.2
Cash and cash equivalents	679.3	762.1
Restricted cash	1.0	1.0
Premiums receivable, net of allowance of $2.3 and $2.8 at March 31, 2023 and December 31, 2022, respectively	113.5	111.9
Reinsurance recoverable and receivable, net of allowance of $0.2 at March 31, 2023 and December 31, 2022	129.4	148.8
Prepaid reinsurance premiums	74.1	74.2
Other assets	72.9	81.7
Total assets	$1,201.1	$1,312.9
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Liabilities:
Loss and loss adjustment expense reserves	$259.6	$287.4
Unearned premiums	141.1	136.5
Long-term debt and warrants	296.3	295.4
Reinsurance premiums payable	85.9	119.8
Accounts payable and accrued expenses	26.0	39.7
Other liabilities	36.5	45.0
Total liabilities	845.4	923.8
Commitments and Contingencies
Redeemable convertible preferred stock, $0.0001 par value, 100.0 shares authorized, 14.1 shares issued and outstanding at March 31, 2023 and December 31, 2022 (liquidation preference of $126.5)	112.0	112.0
Stockholders’ equity:
Class A common stock, $0.0001 par value, 1,000.0 shares authorized, 9.2 shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Class B common stock, $0.0001 par value, 269.0 shares authorized, 5.0 shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	1,857.1	1,850.7
Accumulated other comprehensive loss	(4.7)	(5.8)
Accumulated loss	(1,608.7)	(1,567.8)
Total stockholders’ equity	243.7	277.1
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,201.1	$1,312.9
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Letter to Shareholders: Q1 2023
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ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS - UNAUDITED

	Three Months Ended March 31,
	2023	2022
	(in millions, except per share data)
Revenues:
Net premiums earned	$60.0	$78.3
Net investment income	6.7	0.6
Net realized gains on investments	—	1.2
Fee income	3.2	4.9
Other income	0.2	0.4
Total revenues	70.1	85.4
Operating expenses:
Loss and loss adjustment expenses	63.3	96.7
Sales and marketing	3.6	15.3
Other insurance expense	1.3	1.0
Technology and development	10.2	13.9
General and administrative	21.5	30.5
Total operating expenses	99.9	157.4
Operating loss	(29.8)	(72.0)
Interest expense	(11.1)	(5.5)
Loss before income tax expense	(40.9)	(77.5)
Income tax expense	—	—
Net loss	(40.9)	(77.5)
Other comprehensive income (loss):
Changes in net unrealized gains (losses) on investments	1.1	(3.7)
Comprehensive loss	$(39.8)	$(81.2)
Loss per common share: basic and diluted (both Class A and B)	$(2.88)	$(5.54)
Weighted-average common shares outstanding: basic and diluted (both Class A and B)	14.2	14.0

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Letter to Shareholders: Q1 2023
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ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
	Three Months Ended March 31,
	2023	2022
	(in millions)
Cash flows from operating activities:
Net loss	$(40.9)	$(77.5)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	2.5	6.6
Warrant compensation expense	4.4	5.3
Depreciation and amortization	2.7	3.6
Bad debt expense	2.8	4.6
Net realized gains on investments	—	(1.2)
Changes in operating assets and liabilities:
Premiums receivable	(4.4)	(13.6)
Reinsurance recoverable and receivable	19.4	(4.4)
Prepaid reinsurance premiums	0.1	(5.9)
Other assets	8.9	6.0
Losses and loss adjustment expenses reserves	(27.8)	(11.8)
Unearned premiums	4.6	12.4
Reinsurance premiums payable	(33.9)	24.9
Accounts payable and accrued expenses	(13.5)	(0.4)
Other liabilities	(8.6)	0.2
Net cash used in operating activities	(83.7)	(51.2)
Cash flows from investing activities:
Purchases of investments	(4.8)	(8.5)
Proceeds from maturities, call and pay downs of investments	8.2	4.3
Sales of investments	—	1.9
Capitalization of internally developed software	(2.5)	(2.7)
Purchases of indefinite-lived intangible assets and transaction costs	—	(1.3)
Net cash provided by (used in) investing activities	0.9	(6.3)
Cash flows from financing activities:
Proceeds from exercise of stock options and restricted stock units, net of tax proceeds/(withholding)	—	0.2
Proceeds from issuance of debt and related warrants, net of issuance costs	—	286.0
Net cash provided by financing activities	—	286.2
Net (decrease) increase in cash, cash equivalents and restricted cash	(82.8)	228.7
Cash, cash equivalents and restricted cash at beginning of period	763.1	707.0
Cash, cash equivalents and restricted cash at end of period	$680.3	$935.7

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Letter to Shareholders: Q1 2023
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Supplemental financial information

ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Three Months Ended March 31,
	2023	2022	2021
	(dollars in millions, except Premiums per Policy)
Policies in force	199,685	335,273	360,290
Premiums per policy	$1,292	$1,040	$958
Premiums in force	$516.0	$697.4	$690.3
Gross premiums written	$134.7	$187.2	$202.5
Gross premiums earned	$130.1	$174.7	$160.2
Gross profit/(loss)	$5.5	$(12.3)	$6.3
Net loss	$(40.9)	$(77.5)	$(99.6)
Direct contribution	$18.6	$6.4	$26.6
Adjusted EBITDA	$(11.3)	$(51.8)	$(90.2)
Net loss and LAE ratio	105.5%	123.5%	101.4%
Net expense ratio	55.7%	71.3%	166.0%
Net combined ratio	161.2%	194.8%	267.4%
Gross loss ratio	71.5%	84.1%	70.9%
Gross LAE ratio	11.2%	9.1%	9.8%
Gross expense ratio	40.3%	42.4%	75.1%
Gross combined ratio	123.0%	135.6%	155.8%
Gross accident period loss ratio	69.3%	81.5%	75.7%

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Letter to Shareholders: Q1 2023
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ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO DIRECT CONTRIBUTION - UNAUDITED
	Three Months Ended March 31,
	2023	2022	2021
	(dollars in millions)
Total revenue	$70.1	$85.4	$68.6
Loss and loss adjustment expenses	(63.3)	(96.7)	(59.9)
Other insurance expense	(1.3)	(1.0)	(2.4)
Gross profit/(loss)	5.5	(12.3)	6.3
Net investment income	(6.7)	(0.6)	(0.9)
Net realized gains on investments	—	(1.2)	(2.4)
Adjustments from other insurance expense(1)	13.0	8.6	14.0
Ceded premiums earned	70.1	96.4	101.1
Ceded loss and loss adjustment expenses	(44.2)	(66.2)	(69.3)
Net ceding commission and other(2)	(19.1)	(18.3)	(22.2)
Direct contribution	$18.6	$6.4	$26.6
______________
(1) Adjustments from other insurance expense includes report costs, personnel costs, allocated overhead, licenses, professional fees and other.
(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by amortization of excess ceding commission and other impacts of reinsurance ceded.

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Letter to Shareholders: Q1 2023
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ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA - UNAUDITED
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2023	2022	2022	2022	2022	2021
	(dollars in millions)
Net loss	$(40.9)	$(58.3)	$(66.4)	$(95.5)	$(77.5)	$(99.6)
Adjustments:
Interest expense	10.4	9.9	8.5	8.5	5.0	3.6
Income tax expense	—	—	—	—	—	—
Depreciation and amortization	2.6	4.6	2.2	2.7	2.6	3.5
Share-based compensation	2.1	5.5	7.8	7.4	4.5	2.3
Warrant compensation expense	4.4	4.2	1.5	3.5	5.3	—
Restructuring charges(1)	5.6	10.2	—	0.6	7.8	—
Write-offs and other(2)	4.5	(0.6)	—	9.6	0.5	—
Adjusted EBITDA	$(11.3)	$(24.5)	$(46.4)	$(63.2)	$(51.8)	$(90.2)
______________
(1) Restructuring costs consist of employee costs, real estate exit costs, and other. This includes $0.4 million, $3.2 million and $2.1 million of share-based compensation for Q1 2023, Q4 2022 and Q1 2022, respectively. This also includes $0.1 million, $0.3 million, $0.1 million, $0.3 million and $1.0 million of depreciation and amortization for Q1 2023, Q4 2022, Q3 2022, Q2 2022 and Q1 2022, respectively.

(2) Write-offs and other primarily reflects legal costs, write-off of prepaid marketing expense and other items that do not reflect our ongoing operating performance. This includes $0.1 million, $9.6 million and $0.5 million in Q4 2022, Q2 2022 and Q1 2022, respectively, related to the write-off of prepaid marketing expense. Legal and other fees related to the purported misappropriation of funds by a former senior marketing employee of $2.0 million and $1.2 million in Q1 2023 and Q4 2022, respectively, net of anticipated recovery in Q4 2022 of $1.9 million.

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Letter to Shareholders: Q1 2023
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ROOT, INC. AND SUBSIDIARIES
PREMIUMS WRITTEN AND EARNED - UNAUDITED
	Three Months Ended March 31,
	2023	2022
	(dollars in millions)
Gross premiums written	$134.7	$187.2
Ceded premiums written	(69.9)	(102.4)
Net premiums written	64.8	84.8

Gross premiums earned	130.1	174.7
Ceded premiums earned	(70.1)	(96.4)
Net premiums earned	$60.0	$78.3

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